SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

        This Second Amendment to Purchase and Sale Agreement (this “Second Amendment”) is hereby entered into as of the 28th day of January, 2004, by and between MARINA MILE, L.L.C., a Delaware limited liability company (the “Buyer”), with an address of c/o Berkshire Income Realty, Inc., One Beacon Street, Suite 1550, Boston, Massachusetts 02108, Attention: Declan X. McMullen, and POND APPLE CREEK ASSOCIATES LIMITED PARTNERSHIP, a Wisconsin limited partnership (the “Seller”), with an address c/o E.J. Plesko & Associates, Inc., 6515 Grand Teton Plaza #210, Madison, Wisconsin 53719, Attention: E.J. Plesko.

        WHEREAS, the Seller and Berkshire Income Realty-OP, L.P., a Delaware limited partnership (“Berkshire”) entered into that certain Purchase and Sale Agreement dated as of November 26, 2003, concerning the real property commonly known as the Pond Apple Creek Apartments and located in Fort Lauderdale, Broward County, Florida, as amended by First Amendment to Purchase and Sale Agreement dated as of December 29, 2003, and as assigned to the Buyer pursuant to Assignment and Assumption of Purchase and Sale Agreement dated as of January 22, 2004, by and between Berkshire, as assignor, and the Buyer, as assignee (as so amended and assigned, the “Purchase Agreement”);

        WHEREAS, the Seller and the Buyer have agreed to amend the Purchase Agreement as more particularly provided in this Second Amendment;

        NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

    1.        Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

    2.        Apartment Leases Between Buyer and Seller. Provided that the Property has not achieved the Minimum Occupancy Requirement at the Closing, the Buyer, as landlord, and the Seller, as tenant, will enter into a lease (the “Master Lease”) for certain apartment units contemplated by Section 9.01(g) of the Purchase Agreement (each, a “Master Leased Unit”) permitting the Seller to achieve the Minimum Occupancy Requirement and close on the sale of the Property. The Seller and the Buyer hereby agree that if the Buyer subsequently leases a Master Leased Unit to a third-party tenant (a “Tenant Lease”), the Master Lease with respect to the applicable Master Leased Unit shall terminate on the commencement date of the Tenant Lease, and upon such termination the Seller and the Buyer shall (a) enter into an amendment of the Master Lease to reflect such termination and (b) equitably prorate any rental amounts payable under the Master Lease as of such termination. The provisions of this Section 2 shall survive the Closing.

    3.        Sign Easement. Seller and Buyer hereby agree that the form of Sign Easement to be entered into pursuant to Section 10.01(n) of the Purchase Agreement is attached hereto as Exhibit A, and the original of the same will be delivered by Seller to Buyer at the Closing. The Seller and Buyer, shall, within seven (7) days after the Closing, agree on the location of the “Easement Area” (as defined in the Sign Easement), which shall be located along State Road 84 of the Grantor’s Land (as defined in the Sign Easement). The Seller and the Buyer hereby ratify and confirm their respective obligations under said Section 10.01(n) and agree that such obligations, and their respective obligations hereunder, shall survive the Closing.

    4.        Counterparts, Etc. This Second Amendment shall not be effective unless and until execution and delivery thereof by both the Seller and the Buyer. This Second Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Executed copies of this Second Amendment may be delivered by facsimile.

    5.        Ratification. In all other respects, the Seller and the Buyer hereby reaffirm all of the covenants, agreements, terms, conditions, and other provisions of the Purchase Agreement except as modified hereby, and the Purchase Agreement is hereby incorporated in full herein by reference.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Seller and Buyer have executed this Second Amendment as a sealed instrument as of the date first written above.

SELLER:
WITNESS:		POND APPLE CREEK ASSOCIATES LIMITED PARTNERSHIP, a Wisconsin limited partnership
/s/ Gerald Mello		By: /s/ E.J. Plesko & Associates, Inc, its general partner

BUYER:
WITNESS:		MARINA MILE L.L.C., a Delaware limited liability company
/s/ Declan McMullen		By: /s/ Christopher Nichols

Name: Chris Nichols
Title: Vice President